SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported):  June 15, 1998



                          BOSTON SCIENTIFIC CORPORATION
               (Exact name of registrant as specified in charter)



    DELAWARE                      1-11083                     04-2695240
(State or other                 (Commission                 (IRS employer
 jurisdiction of                 file number)             identification no.)
 incorporation)



         One Boston Scientific Place, Natick, Massachusetts  01760-1537
               (Address of principal executive offices)(Zip code)



        Registrant's telephone number, including area code: (508) 650-8000

Item 5.           Other Events

         On June 16, 1998, Boston Scientific Corporation (the "Company") announced the signing of a definitive agreement to acquire Schneider Worldwide, a member of the Medical Technology Group of Pfizer Inc. ("Pfizer"), for approximately $2.1 billion in cash (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, the Company will acquire both stock and assets from Pfizer and its affiliates.

         The transaction is expected to close later this year and is subject to certain regulatory approvals. A copy of the Company's press release issued in connection with the execution of the Purchase Agreement is attached as an exhibit hereto and incorporated by reference herein.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

             Exhibit Number         Description
             --------------         -----------

                   99.1             Press Release dated June 16, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   June 18, 1998             By: /s/ Lawrence C. Best
                                     --------------------------------
                                          Lawrence C. Best
                                          Senior Vice President -
                                          Finance and Administration
                                          and Chief Financial Officer